Exhibit (a)(1)(E)

HOME CONTACT US

NETSUITE

ONE SYSTEM. NO LIMITS.

Need Help? EMAIL:Your Local Human Resources

Representative Listed Below

NETSUITE INC.

Welcome to the NetSuite Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units or New Options website.

Please enter your User Name (First initial of your First Name and full Last Name) and Password (your Employee Identification Number). You can get your employee identification number on NSWeb by logging into your Employee Center role and clicking on “NSWeb;” “Departments;” “Stock Administration;” and “Click here to get your Employee ID.” You can also contact your local Human Resources representative listed below.

User Name:

Password:

(Not Case Sensitive)

(Case Sensitive)

To get your password reset or account unlocked, please contact OptionExchangeAdmin@netsuite.com

OptionExchange.US@netsuite.com OptionExchange.UK@netsuite.com OptionExchange.Canada@netsuite.com OptionExchange.Singapore@netsuite.com OptionExchange.Japan@netsuite.com OptionExchange.Australia@netsuite.com OptionExchange.HongKong@netsuite.com

Submit

HOME CONTACT US LOGOUT

Need Help? EMAIL:Your Local Human Resources

Representative Listed Below

NETSUITE

ONE SYSTEM. NO LIMITS.

Change Password Election Info & FAQ Make An Election

OUTSTANDING OPTIONS FOR RESTRICTED STOCK UNITS OR NEW OPTIONS WEBSITE

We are pleased to announce that NetSuite Inc. (“NetSuite” or the “Company”) is officially launching its Offer to Exchange Certain Outstanding Options for Restricted Stock Units or New Options (referred to as the “Offer to Exchange” or the “Offer”) on May 22, 2009. The Offer and withdrawal rights will remain open until June 19, 2009 at 9:00 p.m., U.S. Pacific Time, unless the Offer is extended. You may take advantage of the Offer to Exchange with respect to your Eligible Options (as defined below).

An option will be deemed to be an “Eligible Option” if it meets each of the following conditions:

(i) The option was granted under the Company’s 2007 Equity Incentive Plan or 1999 Stock Plan.

(ii) The option was granted with an exercise price per share greater than or equal to $13.11.

(iii) The option remains outstanding and unexercised on the expiration date of the Offer, which we currently expect will be June 19, 2009.

An individual is eligible to participate if he or she is a current employee of the Company (or any NetSuite subsidiary) and located in the United States, Australia, Canada, Hong Kong, Japan, Singapore or the United Kingdom, and remains an employee through the grant date for the Restricted Stock Units or New Options. The non-employee members of the Company’s Board of Directors are not eligible to participate.

The specifics of the program are described in the “Schedule TO - Tender Offer Statement Filed with the SEC” and the related exhibits.

The “Schedule TO - Tender Offer Statement Filed with the SEC” is available by clicking on this hyperlink: https://netsuite-exchange.equitybenefits.com/Documents/Scheduled_TO.pdf.

We urge you to read the “Schedule TO - Tender Offer Statement Filed with the SEC” and the related exhibits carefully.

You may contact your local Human Resources Representative with any questions at:

OptionExchange.US@netsuite.com OptionExchange.UK@netsuite.com OptionExchange.Canada@Netsuite.com OptionExchange.Singapore@netsuite.com OptionExchange.Japan@netsuite.com OptionExchange.Australia@netsuite.com OptionExchange.HongKong@netsuite.com

To elect to participate in the Offer with respect to your Eligible Options please see the key steps described below.

Key Steps

In order to participate in the Offer, please follow these steps:

Please review the following important documents for detailed information on the NetSuite Offer to Exchange Certain Outstanding Options for Restricted Stock Units or New Options by clicking on the links below:

1. Offer to Exchange Certain Outstanding Options for Restricted Stock Units or New Options (the “Offer to Exchange”)

2. Instructions Forming Part of the Terms and Conditions of the Offer (the “Instructions”)

3. Election Form

4. Agreement to Terms of Election (“Election Agreement”)

5. Frequently Asked Questions (FAQs)

Click on the MAKE AN ELECTION button below to proceed and choose which options you wish to exchange. You will need to check the appropriate boxes next to each of your Eligible Options to indicate whether or not you are tendering your Eligible Options for exchange in accordance with the terms of the Offer.

After completing the Election Form, you will be allowed to review the elections you have made with respect to your Eligible Options. If you are satisfied with your elections, you will proceed to the Election Agreement page. Only after you agree to the Election Agreement will you be directed to the Election Confirmation Statement page.

Please print and retain a copy of your Election Confirmation Statement for your records. You will also receive an e-mail confirming your election. If you do not receive a confirming e-mail within two (2) business days following the date of your election, please contact Benedikte Ytting at (650) 627-1264 or stockadmin@netsuite.com.

KEY DATES TO REMEMBER

The commencement date of the Offer is May 22, 2009.

The Offer expires at 9:00 p.m., U.S. Pacific Time, on June 19, 2009 (unless we extend the Offer).

The Eligible Options that have been tendered will be cancelled on June 19, 2009 or, if the Offer is extended, the date of the expiration of the Offer.

The Restricted Stock Units or New Options, as applicable, will be granted on June 22, 2009 or, if the Offer is extended, the first business day after the expiration of the Offer.

MAKE AN ELECTION

HOME CONTACT US LOGOUT

Need Help? EMAIL:Your Local Human Resources

Representative Listed Below

NETSUITE

ONE SYSTEM. NO LIMITS.

Change Password Election Info & FAQ Make An Election

NETSUITE INC.

ELECTION FORM

RE: TENDER OF ELIGIBLE STOCK OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR RESTRICTED STOCK UNITS

OR NEW OPTIONS

THE OFFER EXPIRES AT 9:00 P.M., PACIFIC TIME, ON JUNE 19, 2009, UNLESS THE OFFER IS EXTENDED

Name :

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including (1) the Offer to Exchange; (2) the Instructions; (3) this Election Form; and (4) the Election Agreement. The Offer is subject to the terms of these documents as they may be amended. The Offer provides Eligible Employees who hold Eligible Options the opportunity to exchange these options for Restricted Stock Units or, in the case of our Executive Officers, New Options as set forth in Section 2 of the Offer to Exchange. This Offer expires at 9:00 p.m., Pacific Time, on June 19, 2009, unless extended.

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the Eligible Option will not be exchanged and your Eligible Option will remain outstanding subject to its original terms.

You may decide to exchange your eligible options on a grant by grant basis. You may exchange options from one grant but not another separate grant. However, you may not elect to exchange only some of the shares covered by any particular option grant.

Shares

Outstanding New

Original Original Original Original and Eligible New Options Exchange Option Option Original Shares Option for Equity/Award or RSU’s Entire Eligible Number Date Plan/Type Granted Price Exchange New Plan Type Granted Option? Yes No

In accordance with the terms outlined in the Offer documents, for all employees other than our Executive Officers, if you elect to exchange your Eligible Option, each Exchanged Option to purchase one (1) share of our common stock will be exchanged for a Restricted Stock Unit that represents the right to receive point five (.5) shares of our common stock, as described in Section 2 of the Offer to Exchange.

In accordance with the terms outlined in the Offer documents, for our Executive Officers electing to exchange their Eligible Options, each Exchanged Option to purchase one (1) share of our common stock will be exchanged for a New Option to purchase a number of shares of our common stock equal to (a) the number of options exchanged multiplied by (b) an exchange ratio based on the exercise price of the Exchanged Option, as described in Section 2 of the Offer to Exchange.

Each Restricted Stock Unit and New Option will be unvested as of the New Award Grant Date and be subject to a new vesting schedule with the limited exception that restricted stock units granted to eligible employees in Canada will be vested upon the New Award Grant Date to the extent necessary to cover certain taxes due upon the exchange. Vesting on any date is subject to your continued service to NetSuite or its subsidiaries through each relevant vesting date. Each Restricted Stock Unit and New Option will require a minimum period of two (2) years of continued service for full vesting of the award, even if the Eligible Option you surrendered in exchange for the Restricted Stock Units and New Options was fully vested. The Restricted Stock Units and New Options will vest quarterly with the first vesting date to occur on August 20, 2009 and quarterly thereafter, with the limited exception that Restricted Stock Units granted to Eligible Employees in Canada will be vested upon the New Award Grant Date to the extent necessary to cover taxes due upon the exchange. The length of the vesting schedule applicable to each Restricted Stock Unit or New Option will depend on when the Eligible Option you exchange was originally granted to you as shown in the table below. See Section 9 of the Offer to Exchange for further details.

Vesting Term of Grant Date of Restricted Stock Units or Eligible Option New Options

4/11/07 2 years 6/28/07 2 years 11/28/07 2.25 years 12/12/07 2.5 years 12/19/07 2.5 years 4/4/08 2.5 years 5/15/08 2.75 years 8/15/08 3 years 11/14/08 3.5 years

We will make minor modifications to the vesting schedule of any Restricted Stock Unit and New Option awards to eliminate fractional vesting (such that a whole number of Restricted Stock Units and New Options will vest on each vesting date); this will be done by rounding down to the nearest whole number of shares that will vest on each vesting date and vesting the sum of the fractional shares (a whole number) on the last vesting date of the vesting schedule, subject to your continued service with us through such date.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

In making this election, you explicitly and unambiguously agree that NetSuite may use, collect and transfer your personal data, in electronic or other form, for the exclusive purpose of implementing, administering and managing your participation in the Offer to Exchange. Such personal data may be transferred to NetSuite affiliates and to any third parties assisting NetSuite with the Offer to Exchange, and these recipients may be located in the U.S. or elsewhere. By submitting an election form, you acknowledge and agree that:

the parties receiving this data may be located outside of your country, and the recipient’s country may have different data privacy laws and protections than your country;

the data will be held only as long as necessary to implement, administer and manage the Offer to Exchange;

you can request from us a list with the names and addresses of any potential recipients; you can request additional information about how the data is stored and processed; and you can request that the data be amended if it is incorrect.

If you are an Eligible Option holder in certain foreign jurisdictions, you can withdraw your consent to the collection, use and transfer of your data by contacting us. However, if you withdraw your consent, it may affect your ability to participate in the Offer to Exchange. Please contact us if you have any questions.

Please note that you may change or withdraw your election by submitting a new properly completed and signed Election Form prior to the Expiration Date, which will be 9:00 p.m., Pacific Time, on June 19, 2009, unless we extend the Offer. The last valid election in place prior to the expiration of the Offer shall control.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Definitions. All terms used but not defined herein have the meanings given to such terms in the Offer to Exchange.

2. Delivery of Election Form. A properly completed and duly executed Election Form must be received by NetSuite by 9:00 p.m. Pacific Time on June 19, 2009 (unless the Offer is extended). We will not accept delivery of any Election Form after expiration of the Offer. If we do not receive a properly completed and duly executed Election Form (either electronically through the Offer website or through a paper Election Form) from you before the expiration of the Offer, we will not accept your Eligible Options for exchange, and such Eligible Options will not be exchanged pursuant to this Offer.

If you are not able to submit your election electronically via the Offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper Election Form and return it to Benedikte Ytting at the Company via hand delivery or facsimile at (650) 539-5842 before 9:00 p.m., Pacific Time, on June 19, 2009 (unless the Offer is extended). To obtain a paper Election Form, please either print the Election Form from the Offer website or contact your local Human Resources Representative at the appropriate e-mail address below or Benedikte Ytting at stockadmin@netsuite.com:

OptionExchange.US@netsuite.com OptionExchange.UK@netsuite.com OptionExchange.Canada@Netsuite.com OptionExchange.Singapore@netsuite.com OptionExchange.Japan@netsuite.com OptionExchange.Australia@netsuite.com OptionExchange.HongKong@netsuite.com

NetSuite intends to confirm the receipt of your Election Form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation that NetSuite received your response, we recommend that you confirm that we have received your Election Form. If you need to confirm receipt after two (2) U.S. business days have elapsed, you may contact Benedikte Ytting at (650) 627-1264 or stockadmin@netsuite.com.

You may change your mind after you have submitted an Election Form and submit a new Election Form at any time before the Expiration Date, which is expected to be June 19, 2009, at 9:00 p.m. Pacific Time, unless the Offer is extended. If we extend the Expiration Date, you may submit a new Election Form with respect to some or all of your Eligible Options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 9:00 p.m. Pacific Time on June 19, 2009 (unless we extend the Offer).

To validly change or withdraw your election, you must access the Offer website at https://netsuite-exchange.equitybenefits.com and complete and deliver a new Election Form electronically or fill-out and deliver a new paper Election Form to Benedikte Ytting at NetSuite via hand delivery or facsimile at (650) 539-5842 prior to the expiration of the Offer. You should print or make a copy of your new, completed Election Form and confirmation statement (if you submit electronically) and keep those documents with your other records for the Offer.

While participation in the Offer is completely voluntary, if you elect not to exchange some or all of your Eligible Options pursuant to the Offer, then you will retain the Eligible Options under their original terms.

3. Exchange. If you intend to exchange your Eligible Options pursuant to the Offer, you must access your account at the Offer website at https://netsuite-exchange.equitybenefits.com, properly complete and duly execute the Election Form or fill out and properly submit a duly executed and dated paper Election Form.

4. Signatures on the Election Form. You must electronically sign the Election Form if you submit your election through the Offer website. If you submit a paper Election Form you must physically sign the Election Form.

5. Requests for Assistance or Paper Copies. If you need paper copies of the Offer documents or the Election Forms, you should contact your local Human Resources Representative at the appropriate e-mail address below or Benedikte Ytting at stockadmin@netsuite.com:

OptionExchange.US@netsuite.com OptionExchange.UK@netsuite.com OptionExchange.Canada@Netsuite.com OptionExchange.Singapore@netsuite.com OptionExchange.Japan@netsuite.com OptionExchange.Australia@netsuite.com OptionExchange.HongKong@netsuite.com

Copies will be furnished promptly at NetSuite’s expense. You can also view and print documents at https://netsuite-exchange.equitybenefits.com.

For general questions concerning this Offer, please contact your Local Human Resources Representative at the appropriate e-mail address listed above.

6. Reservation of Rights. NetSuite reserves the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the Expiration Date, we will also extend your right to make or withdraw elections with respect to Eligible Options until such extended Expiration Date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled Expiration Date.

We also reserve the right, in our reasonable judgment, before the Expiration Date to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.

Subject to compliance with applicable law, we further reserve the right, before the Expiration Date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.

7. Important Tax Information. If you are a U.S. tax resident, you should refer to Section 14 of the Offer to Exchange, which contains material U.S. federal income tax information concerning the Offer. If you are an employee residing outside the U.S., you should refer to Section 15 and Schedules C through H of the Offer to Exchange. If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the U.S. federal, state, local and any non-U.S. tax or other legal consequences of participating or not participating in the Offer.

8. Copies. You should print a copy of this Election Form, after you have completed and electronically signed it, and retain it for your records, or you should make a copy of your paper Election Form and retain it for your records.

9. Paper Delivery. Please remember that if you are not able to submit your election electronically via the Offer website as a result of technical failures of the Offer website, such as the Offer website being unavailable or the Offer website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper Election Form and return it to Benedikte Ytting at the Company via hand delivery or facsimile at (650) 539-5842 before 9:00 p.m., Pacific Time, on June 19, 2009 (unless the Offer is extended). To obtain a paper Election Form, please contact your local Human Resources Representative at the appropriate e-mail address below or Benedikte Ytting at stockadmin@netsuite.com:

OptionExchange.US@netsuite.com OptionExchange.UK@netsuite.com OptionExchange.Canada@Netsuite.com OptionExchange.Singapore@netsuite.com OptionExchange.Japan@netsuite.com OptionExchange.Australia@netsuite.com OptionExchange.HongKong@netsuite.com

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE; A VALID, COMPLETED AND SIGNED ELECTION FORM MUST BE RECEIVED BY NETSUITE BY 9:00 P.M. PACIFIC TIME ON JUNE

19, 2009 UNLESS WE EXTEND THE OFFER

RETURN TO PREVIOUS SCREEN NEXT

HOME CONTACT US LOGOUT

NETSUITE

ONE SYSTEM. NO LIMITS.

Need Help? EMAIL:Your Local Human Resources

Representative Listed Below

Change Password Election Info & FAQ Make An Election

NETSUITE INC

ELECTION EXCHANGE REVIEW

You have made the following election with respect to your Eligible Options:

Shares

Outstanding New

Original Original Original Original and Eligible New Options Exchange Option Option Original Shares Option for Equity/Award or RSU’s Entire Eligible Number Date Plan/Type Granted Price Exchange New Plan Type Granted Option Yes No

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the expiration date, which will be 9:00 p.m., Pacific Time, on June 19, 2009, unless we extend the Offer

Is this information correct? If yes, click PROCEED TO ELECTION AGREEMENT to continue. If no, click RETURN TO PREVIOUS SCREEN.

RETURN TO PREVIOUS SCREEN PROCEED TO ELECTION AGREEMENT

HOME CONTACT US LOGOUT

NETSUITE

ONE SYSTEM. NO LIMITS.

Need Help? EMAIL:Your Local Human Resources

Representative Listed Below

Change Password Election Info & FAQ Make An Election

NETSUITE INC.

AGREEMENT TO TERMS OF ELECTION

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS.

YOU CAN MAKE YOUR ELECTION ELECTRONICALLY ON THIS WEBSITE BY CLICKING ON THE “I AGREE” BUTTON AT THE BOTTOM OF THIS PAGE. IF YOU MAKE YOUR ELECTION ELECTRONICALLY, YOU DO NOT NEED TO MANUALLY SIGN THIS AGREEMENT OR COMPLETE THE BLANKS IN THE SPACE PROVIDED BELOW.

If you would like to participate in this Offer, please indicate your election by checking the applicable boxes on the Election Form and if submitting a paper Election Form, please return the completed and signed Election Form to Benedikte Ytting at the Company via hand delivery or facsimile at (650) 539-5842 before 9:00 p.m., Pacific Time, on June 19, 2009, unless the Offer is extended

You may change or withdraw this election by submitting a new properly completed and signed Election Form prior to the expiration date which will be 9:00 p.m., Pacific Time, on June 19, 2009, unless we extend the Offer.

By electing to exchange my Eligible Options, I understand and agree to all of the following:

1. I hereby agree to exchange my Eligible Options for Restricted Stock Units or New Options, as applicable, as indicated on the Election Form in accordance with the terms of the Offer as set forth in the Offer to Exchange, dated May 22, 2009, of which I hereby acknowledge receipt. Each Eligible Option indicated on the Election Form will be cancelled on June 19, 2009 or, if the Offer is extended, on the extended expiration date. The Restricted Stock Units or New Options, as applicable, will be granted to me on June 22, 2009 in accordance with the terms of the Offer or, if the Offer is extended, on the first business day following the expiration of the extended Offer.

2. The Offer is currently set to expire at 9:00 p.m. Pacific Time on June 19, 2009, unless NetSuite, in its discretion, extends the period of time during which the Offer will remain open.

3. If I cease to be employed by NetSuite or its subsidiaries before NetSuite grants me Restricted Stock Units or New Options, as applicable, in exchange for my Eligible Options, I will not receive any Restricted Stock Units or New Options. Instead, I will keep my current Eligible Options, and they will expire in accordance with their terms.

4. Until June 19, 2009, I will have the right to amend the elections that I have made with respect to some or all of my Eligible Options that I elected to exchange. However, after that date I will have no ability to amend my election unless the Offer is extended. The only exception is if NetSuite has not accepted my options by July 20, 2009, I may withdraw my options at any time thereafter. The last properly submitted election, whether electronically or in paper form, prior to the expiration of the Offer shall be binding. Until the Offer period closes on June 19, 2009, I may withdraw my tendered Eligible Options at any time prior to NetSuite’s acceptance of such options for exchange pursuant to the Offer.

5. The tender of some or all of my Eligible Options will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by NetSuite of my Eligible Options for exchange pursuant to the Offer will constitute a binding agreement between NetSuite and me upon the terms and subject to the conditions of the Offer.

6. I am the registered holder of the Eligible Options tendered hereby, and my name and other information appearing on the Election Form are true and correct.

7. I am not required to tender some or all of my Eligible Options pursuant to the Offer.

8. NetSuite, its affiliates and/or any independent firms hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer, and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.

9. Under certain circumstances set forth in the Offer to Exchange, NetSuite may terminate or amend the Offer and postpone its acceptance of the Eligible Options I have elected to exchange. Should the Eligible Options tendered herewith not be accepted for exchange, such options will continue to be governed by their original terms and conditions.

10. I understand that, if I do not clearly mark the box electing to exchange each of my Eligible Options on the Election Form, such Eligible Options will not be exchanged.

I understand that neither NetSuite nor the Compensation Committee of the Board of Directors of NetSuite is making any recommendation as to whether I should accept or refrain from accepting the Offer, and that I must make my own decision whether to tender my Eligible Options, taking into account my own personal circumstances and preferences. I understand that the New Options or Restricted Stock Units, as applicable, that I receive in exchange for my Eligible Options may decline in value following the exchange. I further understand that past and current market prices of NetSuite common stock may provide little or no basis for predicting what the market price of NetSuite common stock will be when NetSuite grants me Restricted Stock Units or New Options, as applicable, in exchange for my tendered Eligible Options or at any other time in the future.

Please read the Offer to Exchange; the Instructions; the Election Form; and the Agreement to Terms of Election.

SIGNATURE OF OPTIONEE

DO NOT MANUALLY SIGN THIS AGREEMENT OR COMPLETE THE BLANKS IN THE SPACE PROVIDED BELOW IF YOU ARE MAKING YOUR ELECTION ELECTRONICALLY. TO MAKE YOUR ELECTION ELECTRONICALLY ON THIS WEBSITE PLEASE CLICK THE “I AGREE” BUTTON AT THE BOTTOM OF THIS PAGE.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2009

Address

Office Telephone: ( )

E-mail address:

If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper Election Form and return it to Benedikte Ytting at the Company via hand delivery or facsimile at (650) 539-5842 before 9:00 p.m., Pacific Time, on June 19, 2009 (unless the Offer is extended). To obtain a paper Election Form, please either print this Election Form or contact your local Human Resources Representative at the appropriate e-mail address below or Benedikte Ytting at stockadmin@netsuite.com:

OptionExchange.US@netsuite.com OptionExchange.UK@netsuite.com OptionExchange.Canada@Netsuite.com OptionExchange.Singapore@netsuite.com OptionExchange.Japan@netsuite.com OptionExchange.Australia@netsuite.com OptionExchange.HongKong@netsuite.com

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE OR HAND DELIVERY, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT

CONSTITUTE VALID DELIVERY

RETURN TO PREVIOUS SCREEN I AGREE

HOME CONTACT US LOGOUT

NETSUITE

ONE SYSTEM. NO LIMITS.

Need Help? EMAIL: Your Local Human Resources

Representative Listed Below

Change Password Election Info & FAQ Make An Election

NETSUITE INC.

PRINT CONFIRMATION

Name:

Date/Time:

Your election information has been recorded as follows:

Shares

Outstanding New Exchange Original Original Original Original and Eligible New Options or Entire Option Option Original Shares Option for Equity/Award RSU’s Eligible Number Date Plan/Type Granted Price Exchange New Plan Type Granted Option?

No

PRINT THIS PAGE: by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an e-mailed “Election Confirmation Statement” after your submission. If you do not receive a confirmation e-mail within two (2) business days after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to Benedikte Ytting at stockadmin@netsuite.com.

PRINT A CONFIRMATION LOGOUT RETURN TO WELCOME SCREEN

Home

NETSUITE INC.

PRINT CONFIRMATION

Name:

Date/Time:

Your election information has been recorded as follows:

Shares

Outstanding New Exchange Original Original Original Original and Eligible New Options Entire Option Option Original Shares Option for Equity/Award or RSU’s Eligible Number Date Plan/Type Granted Price Exchange New Plan Type Granted Option?

No

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

HOME CONTACT US LOGOUT

NETSUITE

ONE SYSTEM. NO LIMITS.

Need Help? EMAIL:Your Local Human Resources

Representative Listed Below

Change Password Election Info & FAQ Make An Election

ELECTION INFORMATION

Click on the links below to view detailed information about the Stock Option Exchange Offer.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR RESTRICTED STOCK UNITS

ELECTION FORM INSTRUCTIONS

FREQUENTLY ASKED QUESTIONS (FAQ)

Make An Election Return to Home Page

HOME CONTACT US LOGOUT

NETSUITE

ONE SYSTEM. NO LIMITS.

Need Help? EMAIL:Your Local Human Resources

Representative Listed Below

Change Password Election Info & FAQ Make An Election

To change your password, enter your User Name, Old Password, New Password, Re-enter New Password and Click on the Update button. The password has a maximum limit of 9 characters and it can be a combination of letters and/or digits only.

Enter User Name: Enter Old Password: Enter New Password:

Re-enter New Password: Update

NETSUITE INC.

FREQUENTLY ASKED QUESTIONS

Note: Capitalized terms used but not defined herein have the meanings given to such terms in the Offer to Exchange.

Q1.	What is the Offer?

A1.

This Offer is a voluntary opportunity for Eligible Employees to exchange certain outstanding options for Restricted Stock Units or, in the case of our Executive Officers, New Options. The following is a brief summary of the terms of this Offer:

Eligibility

—

All of our active employees, located in the United States, Australia, Canada, Hong Kong, Japan, Singapore and the United Kingdom, as of the time of this Offer who remain employed through the Cancellation Date are eligible to participate. The non-employee members of our board of directors may not participate in this Offer. (See Section 1 of the Offer to Exchange.)

—

In order to receive Restricted Stock Units or, in the case of our Executive Officers, New Options, you must remain an employee through the New Award Grant Date, and in order to continue to vest in your Restricted Stock Units or New Options, as applicable, you must remain an employee or other service provider through each relevant vesting date. (See Section 1 of the Offer to Exchange.)

Eligible Options

—

All options granted under the Plans, whether vested or unvested, that were granted with an exercise price per share greater than or equal to $13.11 and that are outstanding as of the Cancellation Date are eligible for exchange. This means that options must be outstanding as of immediately prior to the cancellation of the options under this Offer. For example, if a particular option grant expires after commencement, but before cancellation under the Offer, that particular option grant is not eligible for exchange. (See Section 2 of the Offer to Exchange.)

Exchange Ratio

—

Restricted Stock Units: for all Eligible Employees, other than our Executive Officers, each Exchanged Option to purchase one (1) share of our common stock will be replaced with a Restricted Stock Unit that represents the right to receive point five (.5) shares of our common stock.

—

New Options: for our Executive Officers, each Exchanged Option to purchase one (1) share of our common stock will be replaced with a New Option to purchase a number of shares of our common stock equal to (a) the number of options you exchange multiplied by (b) an exchange ratio based on the exercise price of the Exchanged Option (see the exchange ratio chart in Section 2 of the Offer to Exchange).

For purposes of this Offer, including the exchange ratio, the term “Restricted Stock Unit” generally refers to a right to receive one (1) share of our common stock upon vesting and the term “New Option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratio, fractional Restricted Stock Units and New Options will be rounded to the nearest whole Restricted Stock Unit and New Option, respectively, on a grant by grant basis (with fractional Restricted Stock Units and New Options greater than or equal to point five (.5) rounded up to the nearest whole Restricted Stock Unit and New Option, respectively, and fractional Restricted Stock Units and New Options less than point five (.5) rounded down to the nearest whole Restricted Stock Unit and New Option, respectively). (See Section 2 of the Offer to Exchange.)

Q2.	How do I participate in this Offer?

A2.

If you are an Eligible Employee, you will receive on the commencement of the Offer an e-mail announcing this Offer and directing you to the Offer website. If you wish to participate in this Offer, you must access the Offer website and click on the “Make an Election” tab. You will be directed to your electronic election form that contains the following personalized information, in addition to certain other information, with respect to each Eligible Option you hold:

—	the grant date indicated for the Eligible Option on the applicable option agreement;

—	the current exercise price per share in effect for the Eligible Option;

—	the number of shares of the Company’s common stock exchangeable under the Eligible Option; and

—	the election alternatives available to you.

You will need to check the appropriate box next to each of your Eligible Options to indicate your choice of whether to exchange your Eligible Options in accordance with the terms of this Offer or retain your Eligible Options under their current terms. After completing the electronic election form, you will have the opportunity to review the elections you have made with respect to your Eligible Options. If you are satisfied with your elections you will proceed to the Agreement to Terms of Election page. Only after you agree to the Agreement to the Terms of Election will you be directed to the Print Confirmation page. Please print and keep a copy of the Print Confirmation page for your records. At this point, you will have completed the election process.

If you are not able to submit your election electronically via the Offer website as a result of technical failures of the Offer website, such as the Offer website being unavailable or the Offer website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper election form and return it to Benedikte Ytting at the Company via hand delivery or facsimile at (650) 539-5842 before 9:00 p.m., Pacific Time, on June 19, 2009, unless we extend the Offer. To obtain a paper election form, please contact your local Human Resources Representative at the appropriate e-mail address below or Benedikte Ytting at stockadmin@netsuite.com:

OptionExchange.US@netsuite.com

OptionExchange.UK@netsuite.com

OptionExchange.Canada@Netsuite.com

OptionExchange.Singapore@netsuite.com

OptionExchange.Japan@netsuite.com

OptionExchange.Australia@netsuite.com

OptionExchange.HongKong@netsuite.com

You must complete the election process in the foregoing manner before 9:00 p.m., Pacific Time, on June 19, 2009. If we extend this Offer beyond that deadline, you must complete the process before the extended Expiration Date of this Offer.

If you wish to change your election to participate in this Offer, you must access the Offer website at https://netsuite-exchange.equitybenefits.com and complete a new electronic election form before 9:00 p.m., Pacific Time, on June 19, 2009, unless we extend the Offer. If you are not able to submit a new election form electronically via the Offer website as a result of technical failures of the Offer website, such as the Offer website being unavailable or the Offer website not accepting your new electronic election form, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a new paper election form and return it to Benedikte Ytting at the Company via hand delivery or facsimile at (650) 539-5842 before 9:00 p.m., Pacific Time, on June 19, 2009, unless we extend the Offer. To obtain a paper election form, please contact your local Human Resources Representative at the appropriate e-mail address below or Benedikte Ytting at stockadmin@netsuite.com:

OptionExchange.US@netsuite.com

OptionExchange.UK@netsuite.com

OptionExchange.Canada@Netsuite.com

OptionExchange.Singapore@netsuite.com

OptionExchange.Japan@netsuite.com

OptionExchange.Australia@netsuite.com

OptionExchange.HongKong@netsuite.com

To help you recall your outstanding Eligible Option grants and give you the tools to make an informed decision, we will provide you with a summary of your outstanding Eligible Options.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept, as determined by the Company in its sole discretion. For example, and in no way limiting the Company’s ability to reject a form that it determines is not appropriate, if you fail to fully complete or alter in any way the Election Form or any of the related documents, the Company has the right to reject your Election Form. Subject to the terms and conditions of this Offer, we will accept all properly tendered options promptly after the expiration of this Offer. (See Section 4 of the Offer to Exchange.)

We may extend this Offer. If we extend this Offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled Expiration Date.

The delivery of all documents, including election forms, is at your risk. Only documents that are complete, signed and actually received electronically or in paper form to Benedikte Ytting by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express

(or similar delivery service), are not permitted. We intend to confirm the receipt of your electronic election form (or paper election form) by e-mail within two (2) U.S. business days of the receipt of your electronic election form (or paper election form). If you have not received an e-mail confirmation, you must confirm that we have received your electronic election form (or paper election form). Responses may be submitted only via the Offer website or in paper form via hand delivery or facsimile to Benedikte Ytting. Responses submitted by any other means are not permitted. (See Section 4 of the Offer to Exchange.)

Q3.	Why is NetSuite making this Offer?

A3.

We believe that this Offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available talent and to provide additional incentive to our employees. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this Offer, we intend to provide Eligible Employees with the opportunity to own Restricted Stock Units or, in the case of our Executive Officers, New Options that over time may have a greater potential to increase in value. Further, Restricted Stock Units have a greater retention value because they are more certain to provide a return than the underwater options. (See Section 3 of the Offer to Exchange.)

Q4.	Who may participate in this Offer?

A4.

You may participate in this Offer if you are an Eligible Employee. You are an “Eligible Employee” if you are an active employee of NetSuite, located in the United States, Australia, Canada, Hong Kong, Japan, Singapore or the United Kingdom, at the time of this Offer, you remain an Eligible Employee through the Cancellation Date and the New Award Grant Date, and you hold Eligible Options. The non-employee members of our board of directors may not participate in this Offer. (See Section 1 of the Offer to Exchange.)

Q5.	Am I required to participate in this option exchange?

A5.

No. Participation in this Offer is completely voluntary. To help you determine your outstanding Eligible Option grants and give you the tools to make an informed decision, we will provide you with a summary listing all of your Eligible Options. (See Section 2 and Section 14 of the Offer to Exchange.)

Q6.	Are there circumstances under which I would not be granted Restricted Stock Units or New Options?

A6.

Yes. If, for any reason, you are no longer an employee of NetSuite or a subsidiary of NetSuite on the New Award Grant Date, you will not receive any Restricted Stock Units or New Options. Instead, you will keep your current Eligible Options and they will expire in accordance with their terms. If you are a U.S. employee, your employment with NetSuite will remain “at-will” regardless of your participation in the Offer and can be terminated by you or us at any time, with or without cause or notice. (See Section 1 of the Offer to Exchange.)

Moreover, even if we accept your Exchanged Options, we will not grant Restricted Stock Units or New Options to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting Restricted Stock Units or New Options as a result of changes in SEC or NYSE rules. We do not anticipate any such prohibitions at this time. (See Section 13 of the Offer to Exchange.)

Q7.	How many Restricted Stock Units will I receive for the options that I exchange?

A7.

For all Eligible Employees, other than our Executive Officers, each Exchanged Option to purchase one (1) share of our common stock will be replaced with a Restricted Stock Unit that represents the right to receive point five (.5) shares of our common stock.

For purposes of this Offer, including the exchange ratio, the term “Restricted Stock Unit” generally refers to a right to receive one (1) share of our common stock upon vesting. For purposes of applying the exchange ratio, fractional Restricted Stock Units will be rounded to the nearest whole Restricted Stock Unit on a grant by grant basis (with fractional Restricted Stock Units greater than or equal to point five (.5) rounded up to the nearest whole Restricted Stock Unit and fractional Restricted Stock Units less than point five (.5) rounded down to the nearest whole Restricted Stock Unit). (See Section 2 of the Offer to Exchange.)

Example:  If you exchange 1,000 Eligible Options, you will receive 500 Restricted Stock Units. (See Section 2 of the Offer to Exchange.)

Q8.	If I am an Executive Officer, how many New Options will I receive for the options that I exchange?

A8.

If you are an Executive Officer, each Exchanged Option to purchase one (1) share of our common stock will be replaced with a New Option to purchase a number of shares of our common stock equal to (a) the number of options you exchange multiplied by (b) an exchange ratio based on the exercise price of the Exchanged Option as follows:

Per Share Exercise Price of Eligible Option*	Exchange Ratio
$14.50	0.88
$17.25	0.83
$26.00	0.64
* All Eligible Options held by Executive Officers were issued at one of the three exercise prices listed in this table.

For purposes of this Offer, including the exchange ratio, the term “New Option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratio, fractional New Options will be rounded to the nearest whole New Option on a grant by grant basis (with fractional New Options greater than or equal to point five (.5) rounded up to the nearest whole New Option and fractional New Options less than point five (.5) rounded down to the nearest whole New Option). (See Section 2 of the Offer to Exchange.)

The exchange ratios separately apply to each grant of options. This means that the various Eligible Options you hold may be subject to different exchange ratios. (See Section 2 of the Offer to Exchange.)

Example:

If you exchange an Eligible Option covering 1,000 shares with an exercise price of $17.25, on the New Award Grant Date you will receive a New Option to purchase 830 shares. This is equal to the 1,000 shares multiplied by 0.83 (the exchange ratio for an Eligible Option with an exercise price of $17.25) and rounded up to the nearest whole share.

Q8A.	Why do Executive Officers receive New Options instead of RSUs?

A8A.

As discussed above, one of the purposes of the Offer is to restore the original incentive that we intended when we granted the Eligible Options and to provide Eligible Employees with an award that over time may have a greater potential to increase in value. Executive Officers have a greater impact on, and a greater ability to influence, the performance of the Company. We wanted to ensure that Executive Officers only would benefit from the replacement awards if the value of the Company’s common stock increased from the New Award Grant Date. As discussed in greater detail in Q&A 10 below, the New Options will be granted with an exercise price equal to the fair market value of our common stock on the New Award Grant Date and, therefore, will not have any built-in value on that date and thus the Executive Officers only will benefit economically if our common stock price increases following the New Award Grant Date and the Executive Officers vest in their awards. If we granted Executive Officers Restricted Stock Units, the awards would have built-in value on the date of grant and the Executive Officers could benefit economically from these awards even if the price of our common stock declines from the New Award Grant Date, subject only to continued service through the applicable vesting dates.

We are not adverse to granting our Executive Officers restricted stock units, as it has been our practice to grant Executive Officers a mixture of restricted stock units and options as part of their overall compensation packages. In structuring the terms of the Offer for Executive Officers, we wanted to preserve the mixture of options and restricted stock units and replacing the Eligible Options of Executive Officers with Restricted Stock Units would have disrupted our desired balance between awards of stock options and restricted stock units. In contrast, we now weight grants to non-Executive Officer employees more heavily towards restricted stock units because the non-Executive Officer employees have less ability to influence the price of our common stock. We want to use awards that retain value even if our common stock does not perform well, and we feel this is a more efficient use of our plan share reserve than granting stock options to all non-Executive Officer employees. (See Section 2 on page 30.)

Q9.	Why isn’t the exchange ratio simply one-for-one?

A9.

Our stock option exchange program must balance the interests of both employees and non-employee stockholders. As described in Q&A 3 above, the stock option exchange program provides employees with a benefit by replacing underwater options with awards that have a greater potential to increase in value. As an offset to the benefit to the employees, the exchange ratio selected for this Offer will decrease the total number of outstanding shares of Company stock subject to our equity awards and will benefit stockholders by decreasing potential stockholder dilution. (See Section 3 of the Offer to Exchange.)

Q10.	If I am an Executive Officer, what will be the exercise price of my New Options?

A10.

The exercise price per share of all New Options will be equal to the closing price of our common stock as reported on the New York Stock Exchange on the New Award Grant Date, which is expected to be June 19, 2009.

We cannot predict the exercise price of the New Options. (See Section 9 of the Offer to Exchange.)

Q11.	When will my Restricted Stock Units or New Options vest?

A11.

The Restricted Stock Units and New Options will be unvested as of the New Award Grant Date and be subject to new vesting schedules, unless you are an Eligible Employee in Canada because vesting of a portion of your Restricted Stock Units is necessary to cover tax liability upon the exchange (please refer to Schedule D to the Offer to Exchange for more details). Vesting on any date is subject to your continued service to NetSuite or its subsidiaries through each relevant vesting date. The Restricted Stock Units and New Options will require a minimum period of two (2) years of continued service for full vesting of the award, even if the Eligible Options you surrendered in exchange for the Restricted Stock Units or New Options were fully vested. The Restricted Stock Units and New Options will vest quarterly with the first vesting date to occur on August 20, 2009 and quarterly thereafter, with the limited exception that Restricted Stock Units granted to Eligible Employees in Canada will be vested upon the New Award Grant Date to the extent necessary to cover taxes due upon the exchange. The length of the vesting schedule applicable to each Restricted Stock Unit or New Option will depend on when the Eligible Option you exchange was originally granted to you as follows:

Grant Date of Eligible Option	Vesting Term of Restricted Stock Units or New Options
4/11/07	2 years
6/28/07	2 years

Grant Date of Eligible Option	Vesting Term of Restricted Stock Units or New Options
11/28/07	2.25 years
12/12/07	2.5 years
12/19/07	2.5 years
4/4/08	2.5 years
5/15/08	2.75 years
8/15/08	3 years
11/14/08	3.5 years

We will make minor modifications to the vesting schedule of any Restricted Stock Unit and New Option awards to eliminate fractional vesting (such that a whole number of Restricted Stock Units and New Options will vest on each vesting date); this will be done by rounding down to the nearest whole number of shares that will vest on each vesting date and vesting the sum of the fractional shares (a whole number) on the last vesting date of the vesting schedule, subject to your continued service with us through such date. (See Section 9 of the Offer to Exchange.)

Q12.	If I participate in this Offer, do I have to exchange all of my options with an exercise price per share greater than or equal to $13.11?

A12.

No. You may pick and choose which of your outstanding option grants you wish to exchange. This means that you may not elect to exchange only some of the shares covered by any particular option grant. However, you may elect to exchange the remaining portion of any option grant that you have partially exercised. The result is that you may elect to exchange one or more of your option grants, but you must elect to exchange the entire unexercised portion of a given grant or none of the shares for that particular grant. For example and except as otherwise described below, if you hold (1) an Eligible Option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an Eligible Option grant to purchase 1,000 shares, and (3) an Eligible Option grant to purchase 2,000 shares, you may elect to exchange:

—	Your first option grant covering the entire remaining 300 shares,

—	Your second option grant covering 1,000 shares,

—	Your third option grant covering 2,000 shares,

—	Two of your three option grants,

—	All three of your option grants, or

—	None of your option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third option grants. (See Section 2 of the Offer to Exchange.)

Q13.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A13.

If you have an Eligible Option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an Eligible Employee beneficially owns a portion of that Eligible Option, you may accept this offer with respect to the entire remaining outstanding portion of the Eligible Option as long as you are the legal owner of the Eligible Option. This is an all or nothing Offer, so your participation must be with respect to all or none of the Eligible Options legally owned by you. As you are the legal owner of the Eligible Option, the Company will respect an election properly made by you and accepted by the Company and will not be responsible to you or the beneficial owner of the Eligible Option for any errors by you with respect to such an election.

Q14.	When will my Exchanged Options be cancelled?

A14.

Your Exchanged Options will be cancelled on the same U.S. business day as the Expiration Date. We refer to this date as the Cancellation Date. We expect that the Cancellation Date will be June 19, 2009 unless the Offering Period is extended. (See Section 6 of the Offer to Exchange.)

Q15.	Once I surrender my Exchanged Options, is there anything I must do to receive the Restricted Stock Units or New Options?

A15.

Once your Exchanged Options have been cancelled, there is nothing that you must do to receive your Restricted Stock Units or, in the case of our Executive Officers, New Options. We expect that the New Award Grant Date will be June 19, 2009. In order to vest in the shares covered by the new award, you will need to remain an employee or service provider of NetSuite through the applicable vesting dates, as described in Q&A 11. (See Section 1 of the Offer to Exchange.)

Q16.	When will I receive the Restricted Stock Units or New Options?

A16.

We will grant the Restricted Stock Units and New Options on the New Award Grant Date. We expect the New Award Grant Date will be June 19, 2009. If the Expiration Date is delayed, the New Award Grant Date will be similarly delayed.

If you are granted Restricted Stock Units, we will provide you with your restricted stock unit agreement promptly after the expiration of the Offer. You will receive the shares subject to the Restricted Stock Unit award when and if your Restricted Stock Units vest.

If you are an Executive Officer and are granted New Options, we will provide you with your option agreement promptly after the expiration of the Offer. You will be able to exercise your New Options when and if your New Options vest. (See Section 6 of the Offer to Exchange.)

Q17.	Can I exchange shares of NetSuite common stock that I acquired upon exercise of NetSuite options?

A17.	No. This Offer relates only to outstanding NetSuite options. You may not exchange shares of NetSuite common stock in this Offer. (See Section 2 of the Offer to Exchange.)

Q18.	Will I be required to give up all of my rights under the cancelled options?

A18.

Yes. Once we have accepted your Exchanged Options, your Exchanged Options will be cancelled and you will no longer have any rights under those options. We intend to cancel all Exchanged Options on the same U.S. business day as the Expiration Date. We refer to this date as the Cancellation Date. We expect that the Cancellation Date will be June 19, 2009. (See Section 6 of the Offer to Exchange.)

Q19.	If I receive Restricted Stock Units for Exchanged Options, will the terms and conditions of my Restricted Stock Units be the same as my Exchanged Options?

A19.

No. Restricted Stock Units are a different type of equity award than stock options and therefore, the terms and conditions of the Restricted Stock Units will vary from the terms and conditions of the options that you tendered for exchange. In addition, the vesting schedule of your Restricted Stock Units will be different from the vesting schedule of your Exchanged Option. If you are an employee outside the U.S., you should carefully review Schedules C through H attached to the Offer to Exchange for your country of residence to determine whether different terms will apply.

Restricted Stock Units will be granted under our 2007 Equity Incentive Plan. All Restricted Stock Units will be subject to the terms of the 2007 Equity Incentive Plan and to a restricted stock unit agreement (including any country-specific terms in an appendix to such agreement) between you and NetSuite. The current forms of restricted stock unit agreements for grants made under the 2007 Equity Incentive Plan are either filed or incorporated by reference as exhibits to the Tender Offer Statement on Schedule TO that we have filed with the SEC (the “Schedule TO”) with which the Offer to Exchange has been filed. If your Eligible Option was not granted under the same stock plan under which your Restricted Stock Units are granted, your Restricted Stock Units may have some additional terms that differ from those that applied to your Eligible Option – for instance, the treatment of awards in the event of a change in control of NetSuite might differ. See Section 9 of the Offer to Exchange for a more complete discussion of these differences.

Until your Restricted Stock Units vest and you are issued shares in payment for the vested Restricted Stock Units, you will not have any of the rights or privileges of a stockholder of NetSuite with respect to those shares. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends.

In addition, the tax treatment of the Restricted Stock Units will differ significantly from the tax treatment of your options. Please see Q&A 23, Section 14 of the Offer to Exchange, Schedules C through H for employees outside the United States and the remainder of the Offer to Exchange for further details.

Q20.	If I am Executive Officer and receive New Options for Exchanged Options, will the terms and conditions of my New Options be the same as my Exchanged Options?

A20.

The terms and conditions of your New Options may vary from the terms and conditions of your Exchanged Options, but such changes generally will not substantially and adversely affect your rights, except that your New Options may have a different exercise price, will be classified as nonstatutory stock options for U.S. tax purposes, and will have a new vesting schedule. (See Section 9 of the Offer to Exchange.) The maximum term of your New Options will be the same remaining term as your Exchanged Option, rounded up to the nearest number of months.

Your New Options will be granted under and subject to the terms and conditions of the 2007 Equity Incentive Plan and an option agreement between you and NetSuite. The current forms of option agreements for grants made under the 2007 Equity Incentive Plan are either filed or incorporated by reference as exhibits to the Schedule TO with which the Offer to Exchange has been filed. If your Eligible Option was not granted under the same stock plan under which your New Options are granted, your New Options may have some additional terms that differ from those that applied to your Eligible Option – for instance, the treatment of awards in the event of a change in control of NetSuite might differ. Please see Section 9 of the Offer to Exchange for a more complete discussion of these differences.

Q21.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A21.

If we do not receive your election form by the deadline, you choose not to participate, or your options are not accepted by us under this Offer, your existing options will (i) remain outstanding until they are exercised or cancelled or expire by their terms, (ii) retain their current exercise price, (iii) retain their current vesting schedule, and (iv) retain their current term. (See Section 6 of the Offer to Exchange.)

Q22.	How does NetSuite determine whether an option has been properly tendered?

A22.

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered Eligible Options that are not validly withdrawn, subject to the terms of this Offer. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form and we will not incur any liability for failure to give any notice. (See Section 4 of the Offer to Exchange.) For example, and in no way limiting the Company’s ability to reject a form that it determines is not appropriate, if you fail to fully complete or alter in any way the Election Form or any of the related documents, the Company has the right to reject your Election Form.

Q23.	Will I have to pay taxes if I participate in the Offer?

A23.

If you participate in the Offer and are a citizen or resident of the U.S., you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the New Award Grant Date. However, you may have taxable income when shares are issued to you upon vesting of Restricted Stock Units, when you exercise your New Options or when you sell your shares. (See Section 14 of the Offer to Exchange.)

Note that the tax treatment of Restricted Stock Units differs significantly from the tax treatment of your options. As a result, if you participate in this Offer and receive Restricted Stock Units for Exchanged Options, your tax liability could be higher than if you had kept your Eligible Options. Please see Section 14 of the Offer to Exchange for further information about the general tax consequences associated with your Eligible Options.

If you are a citizen or tax resident of a country other than the U.S., the tax consequences of participating in this Offer may be different for you. Please be sure to read the schedule for your country of residence in Schedules C through H attached to the Offer to Exchange, which discusses the tax consequences of participating in the Offer.

For all employees, we recommend that you consult with your own tax advisor to determine the personal tax consequences to you of participating in this Offer. If you are a citizen or tax resident or subject to the tax laws of more than one country, you should be aware that there might be additional or different tax and social insurance consequences that may apply to you.

Q24.	If I am an Executive Officer and receive New Options, will my New Options be incentive stock options or nonstatutory stock options for U.S. tax purposes?

A24.	The New Options granted in exchange for your Eligible Options will be granted as nonstatutory stock options, even if your old options were classified as incentive stock options.

We recommend that you read the tax discussion in Section 14 of the Offer to Exchange and discuss the personal tax consequences of incentive stock options and nonstatutory stock options with your financial, legal and/or tax advisors. (See Section 9 and Section 14 of the Offer to Exchange.)

Q25.	Will I receive a restricted stock unit agreement or option agreement?

A25.

Yes. All Restricted Stock Units and New Options will be subject to a restricted stock unit agreement (including any country-specific terms in an appendix to such agreement) or an option agreement, respectively, between you and NetSuite, as well as to the terms and conditions of our 2007 Equity Incentive Plan. The current forms of restricted stock unit agreements and option agreements for grants made under the 2007 Equity Incentive Plan are either filed or incorporated by reference as exhibits to the Schedule TO with which the Offer to Exchange has been filed. (See Section 9 of the Offer to Exchange.)

Q26.	Are there any conditions to this Offer?

A26.

Yes. The completion of this Offer is subject to a number of customary conditions that are described in Section 7 of the Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered Eligible Options, though we may do so at our discretion. (See Section 2 and Section 7 of the Offer to Exchange.)

Q27.	If you extend the Offer, how will you notify me?

A27.

If we extend this Offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled Expiration Date. (See Section 2 and Section 16 of the Offer to Exchange.)

Q28.	How will you notify me if the Offer is changed?

A28.

If we change the Offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the day we change the Offer. (See Section 2 and Section 16 of the Offer to Exchange.)

Q29.	Can I change my mind and withdraw from this Offer?

A29.

Yes. You may change your mind after you have submitted an election form choosing to exchange your Eligible Options and submit a new election form at any time before the Expiration Date. If we extend the Expiration Date, you may submit a new election form at any time until the extended Offer expires, electing to retain your Eligible Option under its existing terms. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the Expiration Date. (See Section 5 of the Offer to Exchange.)

Q30.	How do I change my election?

A30.	To change your election with respect to your Eligible Options, you must do the following before the Expiration Date:

1.	Access the Offer website and complete a new electronic election form; or

2.

If you are not able to submit a new election form electronically via the Offer website as a result of technical failures of the Offer website, such as the Offer website being unavailable or the Offer website not accepting your new electronic election form, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a new election form and return it to Benedikte Ytting at the Company via hand delivery or facsimile at (650) 539-5842. To obtain a paper election form, please contact your local Human Resources Representative at the appropriate e-mail address below or Benedikte Ytting at stockadmin@netsuite.com:

OptionExchange.US@netsuite.com

OptionExchange.UK@netsuite.com

OptionExchange.Canada@Netsuite.com

OptionExchange.Singapore@netsuite.com

OptionExchange.Japan@netsuite.com

OptionExchange.Australia@netsuite.com

OptionExchange.HongKong@netsuite.com

  The delivery of all documents is at your risk. NetSuite intends to confirm the receipt of your new electronic election form (or paper election form) by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your electronic election form (or paper election form). If you need to confirm receipt after two (2) U.S. business days have elapsed, you may contact Benedikte Ytting at (650) 627-1264 or stockadmin@netsuite.com.

Only electronic election forms (or paper election forms) that are complete, signed (electronically or otherwise) and actually received by NetSuite by the deadline will be accepted. Election or paper election forms may be submitted only via the Offer website or by hand delivery or facsimile to Benedikte Ytting. Election or paper election forms submitted by any other means, including interoffice, e-mail, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 5 of the Offer to Exchange.)

Q31.	What if I withdraw my election and then decide again that I want to participate in this Offer?

A31. If you have withdrawn your election to participate and then decide again that you would like to participate in this Offer, you may re-elect to participate by submitting a new properly completed electronic election form (or paper election form) accepting the Offer before the Expiration Date, in accordance with the procedures described in Q&A 30 and Section 4 of the Offer to Exchange (See also Q&A 2 and see Section 5 of the Offer to Exchange.)

Q32.	Are you making any recommendation as to whether I should exchange my Eligible Options?

A32.

No. We are not making any recommendation as to whether you should accept this Offer. We understand that the decision whether or not to exchange your Eligible Options in this Offer will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer” in the Offer to Exchange for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your Eligible Options than from the Restricted Stock Units or, in the case of our Executive Officers, New Options you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this Offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant, and/or financial advisor. (See Section 3 of the Offer to Exchange.)

Q33.	Who can I talk to if I have questions about the Offer, or if I need additional copies of the Offer documents?

A33.	For additional information or assistance, please contact your local Human Resources Representative at the appropriate e-mail address listed in Q&A 30 above. (See Section 10 of the Offer to Exchange).

oOo